UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 20, 2016

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027

(Address of Principal Executive Offices) (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On June 20, 2016, Geoffrey C. Stanford, Vice President and Chief Accounting Officer of Willbros Group, Inc. (the “Company”), resigned from the Company effective July 8, 2016 (the “Resignation Date”), to pursue other opportunities. There were no disagreements between Mr. Stanford and the Company on any matter relating to the Company’s operations, policies or practices.

Van A. Welch, the Company’s Executive Vice President and Chief Financial Officer, will assume the duties of Chief Accounting Officer on the Resignation Date. Mr. Welch’s background is described under Item 4A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 10, 2016. His current compensation is described under the caption “Executive Compensation—Summary Compensation Table” in the Company’s definitive proxy statement for the 2016 Annual Meeting of Stockholders, filed on April 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: June 23, 2016	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and
Chief Financial Officer